Clearway Energy, Inc. Reports Second Quarter 2026 Financial Results

•Fleet Enhancement program advancing with all repowerings for 2026/2027 on schedule and Texas fleet contract enhancements now complete
•Sponsor-enabled growth program accelerating with late-stage pipeline now at 13.5 GW, Honeycomb Phase II now offered, and over 2 GW of new contracts recently signed for the 2027-2030 COD vintages
•Adjusting 2026 Financial Guidance

PRINCETON, NJ — August 5, 2026— Clearway Energy, Inc. (NYSE: CWEN) today reported second quarter 2026 financial results, including Net Income of $30 million, Adjusted EBITDA of $409 million, Cash from Operating Activities of $214 million, and Cash Available for Distribution (CAFD) of $167 million.

"Since last quarter, we have completed two additional accretive revenue contracts in our Texas operating fleet, received a dropdown offer for Honeycomb Phase II, and our sponsor has secured over 2 GW of new contracts recently signed for the 2027-2030 COD vintages, further crystallizing our long-term financial objectives. We remain in a very solid position to continue to strive for the top end or better of our CAFD per share target for 2030 of $2.90 to $3.10, we have line of sight now to the potential for 5-8%+ growth beyond 2030 from our 2030 target baseline, and continue to have the ability to generate further potential upside across all of our growth pathways, including through our co-located digital infrastructure business as it takes shape. With the building blocks needed to fulfill our growth objectives increasingly in view, we are well positioned to maximize value for CWEN stockholders over the long term. While we are lowering our 2026 financial guidance due to factors outlined in our mid-July operational preview, our team is focused on maintaining our trademark operational excellence to uphold our historic track record of meeting our financial targets," said Craig Cornelius, Clearway Energy, Inc.'s President and Chief Executive Officer.

Adjusted EBITDA and Cash Available for Distribution used in this press release are non-GAAP measures and are explained in greater detail under “Non-GAAP Financial Information” below.

Overview of Financial and Operating Results

Segment Results

Table 1: Net Income/(Loss)

($ millions)	Three Months Ended		Six Months Ended
Segment	6/30/26	6/30/25	6/30/26	6/30/25
Flexible Generation	22	(11)	20	(9)
Renewables & Storage	55	63	40	(7)
Corporate	(47)	(40)	(98)	(76)
Net Income/(Loss)	$30	$12	$(38)	$(92)

Table 2: Adjusted EBITDA

($ millions)	Three Months Ended		Six Months Ended
Segment	6/30/26	6/30/25	6/30/26	6/30/25
Flexible Generation	49	52	98	96
Renewables & Storage	372	300	590	519
Corporate	(12)	(9)	(22)	(20)
Adjusted EBITDA	$409	$343	$666	$595

Table 3: Cash from Operating Activities and Cash Available for Distribution (CAFD)

	Three Months Ended		Six Months Ended
($ millions)	6/30/26	6/30/25	6/30/26	6/30/25
Cash from Operating Activities	$214	$191	$615	$286
Cash Available for Distribution (CAFD)	$167	$152	$237	$229

For the second quarter of 2026, the Company reported Net Income of $30 million, Adjusted EBITDA of $409 million, Cash from Operating Activities of $214 million, and CAFD of $167 million. Net Income increased versus the second quarter of 2025 primarily due to changes in mark-to-market for economic hedges. Adjusted EBITDA results in the second quarter of 2026 were higher than the second quarter of 2025 due to the contribution of growth investments. CAFD results in the second quarter of 2026 were higher than the second quarter of 2025 primarily due to higher EBITDA.

Operational Performance

Table 4: Selected Operating Results1

(MWh in thousands)	Three Months Ended		Six Months Ended
	6/30/26	6/30/25	6/30/26	6/30/25
Flexible Generation Equivalent Availability Factor	97.5%	95.0%	93.1%	92.2%
Solar MWh generated/sold	3,585	2,800	5,882	4,718
Wind MWh generated/sold	3,282	3,145	6,256	6,144
Renewables & Storage generated/sold[2]	6,867	5,945	12,138	10,862

In the second quarter of 2026, availability at the Flexible Generation segment was higher than the second quarter of 2025 primarily due to strong operational execution. Generation in the Renewables & Storage segment during the second quarter of 2026 was 16% higher than the second quarter of 2025 primarily due to the contribution of growth investments.

Liquidity and Capital Resources

Table 5: Liquidity

($ millions)	6/30/2026	12/31/2025
Cash and Cash Equivalents:
Clearway Energy, Inc. and Clearway Energy LLC, excluding subsidiaries	$4	$37
Subsidiaries	247	194
Restricted Cash:
Operating accounts	130	146
Reserves, including debt service, distributions, performance obligations and other reserves	162	441
Total Cash, Cash Equivalents and Restricted Cash	543	818
Revolving credit facility availability	442	243
Total Liquidity	$985	$1,061

Total liquidity as of June 30, 2026, was $985 million, which was $76 million lower than as of December 31, 2025, primarily due to the execution of growth investments.

As of June 30, 2026, the Company’s liquidity included $292 million of restricted cash. Restricted cash consists primarily of funds to satisfy the requirements of certain debt arrangements and funds held within the Company’s projects that are restricted in their use. As of June 30, 2026, these restricted funds were comprised of $130 million designated to fund operating expenses, approximately $40 million designated for current debt service payments, and $90 million of reserves for debt service, performance obligations and other items including capital expenditures. The remaining $32 million is held in distribution reserve accounts.
1 Excludes equity method investments
2 MWh generated/sold includes 651 and 354 MWh (in thousands) associated with curtailment activities for the three months ended June 30, 2026 and 2025, respectively, and 1,027 and 790 for the six months ended June 30, 2026 and 2025, respectively.

As of June 30, 2026, the Company had $60 million in outstanding borrowings under its revolving credit facility and $198 million in letters of credit outstanding. During July 2026, the Company borrowed an additional $45 million under the revolving credit facility and subsequently repaid $50 million. As of July 31, 2026, the Company had $55 million in outstanding borrowings under the revolving credit facility. The facility will continue to be used for general corporate purposes including financing of future investments or acquisitions and posting letters of credit.

Potential future sources of liquidity include excess operating cash flow, availability under the revolving credit facility, asset dispositions, and, subject to market conditions, new corporate debt and equity financings.

Growth Investments and Strategic Announcements

Honeycomb Phase II Offer

In the third quarter of 2026, Clearway Group offered the Company the opportunity to enter into partnership arrangements to own cash equity interests in a 210 MW storage portfolio located in Utah that is expected to reach commercial operations in 2027. The portfolio has been awarded long-term contracts with an investment grade utility and the potential corporate capital commitment for the investment is expected to be approximately $110 million. The investment is subject to negotiation with Clearway Group, and the review and approval by the Company’s Independent Directors.

Chimney Canyon Project

In the third quarter of 2026, Clearway Group announced a long-term PPA with an investment grade utility for Chimney Canyon, a 975 MW solar plus BESS project in Arizona expected to achieve commercial operations in 2029. The Company estimates that its total potential corporate capital investment could be approximately $350 million. An investment decision for the project would be subject to receipt of a potential future dropdown offer from Clearway Group, negotiation of such dropdown offer, and the review and approval by the Company’s Independent Directors.

Elbow Creek Wind PPA restructuring

On June 25, 2026, the Company restructured its existing energy-related commodity contract associated with the Elbow Creek wind facility, which resulted in an in-substance financing to settle existing derivative liabilities over time. In connection with the restructuring, the Company also entered into a 15-year PPA with a commercial counterparty, which replaces the volumetric and price exposure of Elbow Creek’s energy-related commodity contract with more favorable pricing.

Langford Wind PPA restructuring

On June 10, 2026, the Company restructured its existing energy-related commodity contract associated with the Langford wind facility, which resulted in an in-substance financing to settle existing derivative liabilities over time. In connection with the restructuring, the Company also entered into a 15-year PPA with an investment-grade counterparty, which replaces the volumetric and price exposure of Langford’s energy-related commodity contract with more favorable pricing.

Quarterly Dividend

On August 4, 2026, Clearway Energy, Inc.’s Board of Directors declared a quarterly dividend on the Company’s Class C common stock of $0.4750 per share payable on September 15, 2026, to stockholders of record as of September 1, 2026.
Seasonality

Clearway Energy, Inc.’s quarterly operating results are impacted by seasonal factors, as well as weather variability, which can impact renewable energy resource throughout the year. Most of the Company's revenues are generated from the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s portfolio. Factors driving the fluctuation in Net Income, Adjusted EBITDA, Cash from Operating Activities, and CAFD include the following:

•Higher summer capacity and energy prices from flexible generation assets;
•Higher solar insolation during the summer months;
•Higher wind resources during the spring and summer months;
•Renewable energy resource throughout the year;

•Debt service payments which are made either quarterly or semi-annually;
•Timing of maintenance capital expenditures and the impact of both unforced and forced outages; and
•Timing of distributions from unconsolidated affiliates;

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distributions and operating activities on a quarterly basis.

Financial Guidance

The Company is revising its 2026 full year CAFD guidance to a range of $430 million to $470 million. The midpoint of the 2026 financial guidance range is based on updated renewable energy production estimates for the remainder of the year, while the range reflects a range of potential distributions of outcomes on resource and performance. The guidance range also factors in completing committed growth investments on currently forecasted schedules.

Earnings Conference Call

On August 5, 2026, Clearway Energy, Inc. will host a conference call at 5:00 p.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to Clearway Energy, Inc.’s website at http://www.clearwayenergy.com and clicking on “Presentations & Webcasts” under “Investor Relations.”

About Clearway Energy, Inc.

Clearway Energy, Inc. is one of the largest owners of clean energy generation assets in the US and is leading the transition to a world powered by clean energy. Our portfolio comprises approximately 13.9 GW of gross capacity in 27 states, including 11.1 GW of wind, solar, and energy storage and over 2.8 GW of dispatchable power generation providing critical grid reliability services. Through our diversified and primarily contracted clean energy portfolio, Clearway Energy endeavors to provide its investors with stable and growing dividend income. Clearway Energy, Inc.’s common stock is traded on the New York Stock Exchange under the symbol CWEN. Clearway Energy, Inc. is sponsored by its controlling investor, Clearway Energy Group LLC. For more information, visit investor.clearwayenergy.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” "target," “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements regarding Clearway Energy, Inc.’s (the “Company’s”) dividend expectations and its operations, its facilities and its financial results, statements regarding the likelihood, terms, timing and/or consummation of the transactions described in this news release, the potential benefits, opportunities, and results with respect to the transactions, including the Company’s future relationship and arrangements with Global Infrastructure Partners, TotalEnergies, and Clearway Energy Group (collectively and together with their affiliates, “Related Persons”), as well as the Company's Net Income, Adjusted EBITDA, Cash from Operating Activities, Cash Available for Distribution, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although the Company believes that the expectations are reasonable at this time, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated in this news release include, among others, the Company's ability to maintain and grow its quarterly dividend; potential risks relating to the Company's relationships with Clearway Energy Group and its owners; the Company’s ability to successfully identify, evaluate and consummate investment opportunities, as well as acquisitions from, and dispositions to, third parties; risks related to the Company's ability to acquire assets, including risks that offered or committed transactions from Related Persons may not be approved, on the terms proposed or otherwise, by the Corporate Governance, Conflicts, and Nominating Committee of the Company’s Board of Directors (the “GCN”), or if approved, timely consummated; the Company’s ability to borrow additional funds and access capital markets due to its indebtedness, corporate structure, market conditions or otherwise; the Company’s substantial indebtedness and the possibility that the Company may incur additional indebtedness going forward; changes in law, including judicial decisions; hazards customary to the power production industry and power generation operations, such as fuel and electricity price volatility, unusual weather conditions (including wind and solar conditions), catastrophic weather-related or other damage to facilities, unscheduled generation outages, maintenance or repairs, unanticipated changes to fuel supply costs or availability due to higher demand, shortages, transportation problems or other developments, environmental incidents, or electric transmission or gas pipeline system constraints and the possibility that the Company may not have adequate insurance to cover losses as a result of such hazards; the Company’s ability to operate its businesses efficiently, manage maintenance capital expenditures and costs effectively, and generate earnings and cash flows from its asset-based businesses in relation to its debt and other obligations; the willingness and ability of counterparties to the Company’s offtake agreements to fulfill their obligations under such agreements; the Company's ability to enter into contracts to sell power and procure fuel on acceptable terms and prices; government regulations, including compliance with regulatory requirements and changes in market rules, rates, tariffs and environmental laws; operating and financial restrictions placed on the Company that are contained in the facility-level debt facilities and other agreements of the Company and its subsidiaries; and cyber terrorism and inadequate cybersecurity, or the occurrence of a catastrophic loss and the possibility that the Company may not have adequate insurance to cover losses resulting from such hazards or the inability of the Company’s insurers to provide coverage. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

In addition, this news release contains reference to certain offered and committed transactions with Related Persons, which transactions are subject to the review, negotiation and approval of the GCN. Transactions referred to as “offered” (or any variation thereof) have been presented to the Company by the Related Persons, but the terms remain subject to review and negotiation by the GCN. Transactions may have been recently offered or undergone more extensive negotiations. Unless otherwise noted, no assumptions should be made with respect to the stage of negotiation of an offered transaction, nor should any assumptions be made that any offered transaction will be approved, committed or ultimately consummated on the terms described herein or at all. Transactions referred to as “committed” or “signed” (or any variation thereof) represent transactions which have been approved by the GCN and for which definitive agreements have been delivered; however, such transactions have not yet been consummated and remain subject to various risks and uncertainties (including financing, third party consents and arrangements and regulatory approvals). The Company provides information regarding offered and committed transactions believing that such information is useful to an understanding of the Company’s business and operations; however, given the uncertainty of such transactions, undue reliance should not be placed on any expectations regarding such transactions and the Company can give no assurance that such expectations will prove to be correct, as actual results may vary materially.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Cash Available for Distribution are estimates as of today’s date, August 5, 2026, and are based on assumptions believed to be reasonable as of this date. The Company expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause The Company's actual results to differ materially from those contemplated in the forward-looking statements included in this news release should not be construed as exhaustive and should be considered in connection with information regarding risks and uncertainties that may affect the Company's future results included in The Company's filings with the Securities and Exchange Commission at www.sec.gov. In addition, The Company makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the Securities and Exchange Commission.

# # #
Contacts:

Investors:                Media:
    Akil Marsh                Zadie Oleksiw
    investor.relations@clearwayenergy.com    media@clearwayenergy.com
    609-608-1500                202-836-5754

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions, except per share amounts)	2026	2025	2026	2025
Operating Revenues
Total operating revenues	$481	$392	$835	$690
Operating Costs and Expenses
Cost of operations, exclusive of depreciation, amortization and accretion shown separately below	149	131	283	253
Depreciation, amortization and accretion	196	163	378	326
General and administrative	15	11	26	21
Transaction and integration costs	5	2	12	5
Total operating costs and expenses	365	307	699	605
Operating Income	116	85	136	85
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	11	7	16	12
Other income, net	8	8	16	15
Loss on debt extinguishment	(3)	—	(5)	—
Interest expense	(105)	(83)	(206)	(199)
Total other expense, net	(89)	(68)	(179)	(172)
Income (Loss) Before Income Taxes	27	17	(43)	(87)
Income tax (benefit) expense	(3)	5	(5)	5
Net Income (Loss)	30	12	(38)	(92)
Less: Net (loss) income attributable to noncontrolling interests and redeemable noncontrolling interests	(92)	(18)	3	(119)
Net Income (Loss) Attributable to Clearway Energy, Inc.	$122	$30	$(41)	$27
Earnings (Loss) Per Share Attributable to Clearway Energy, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	11	35	23	35
Weighted average number of Class C common shares outstanding - basic and diluted	110	83	98	83
Earnings (Loss) Per Weighted Average Class A and Class C Common Share - Basic and Diluted	$1.00	$0.25	$(0.34)	$0.23
Dividends Per Class A Common Share	$—	$0.4384	$0.4602	$0.8696
Dividends Per Class C Common Share	$0.4676	$0.4384	$0.9278	$0.8696

CLEARWAY ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions, except shares)	June 30, 2026	December 31, 2025
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$251	$231
Restricted cash	292	587
Accounts receivable — trade	296	162
Accounts receivable — affiliates	2	1
Inventory	88	75
Derivative instruments	47	29
Prepayments and other current assets	86	67
Total current assets	1,062	1,152
Property, plant and equipment, net	11,686	11,596
Other Assets
Equity investments in affiliates	375	291
Intangible assets for power purchase agreements, net	2,323	2,294
Other intangible assets, net	65	66
Deferred income taxes	—	172
Derivative instruments	146	127
Right-of-use assets, net	769	714
Other non-current assets	346	243
Total other assets	4,024	3,907
Total Assets	$16,772	$16,655
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$570	$708
Accounts payable — trade	130	95
Accounts payable — affiliates	26	32
Derivative instruments	14	52
Accrued interest expense	72	52
Accrued expenses and other current liabilities	68	79
Total current liabilities	880	1,018
Other Liabilities
Long-term debt	8,491	7,898
Deferred income taxes	143	45
Derivative instruments	79	308
Long-term lease liabilities	829	796
Other non-current liabilities	753	676
Total other liabilities	10,295	9,723
Total Liabilities	11,175	10,741
Redeemable noncontrolling interest in subsidiaries	124	103
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class B, Class C and Class D common stock, $0.01 par value; 2,500,000,000 shares authorized (Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 205,267,917 shares issued and outstanding (Class B 42,738,750, Class C 121,168,025, Class D 41,361,142) at June 30, 2026 and 203,773,674 shares issued and outstanding (Class A 34,613,853, Class B 42,738,750, Class C 84,844,929, Class D 41,576,142) at December 31, 2025	1	1
Additional paid-in capital	1,730	1,715
Retained earnings	111	213
Accumulated other comprehensive income (loss)	9	(5)
Noncontrolling interest	3,622	3,887
Total Stockholders’ Equity	5,473	5,811
Total Liabilities and Stockholders’ Equity	$16,772	$16,655

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30,
(In millions)	2026	2025
Cash Flows from Operating Activities
Net Loss	$(38)	$(92)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(16)	(12)
Distributions from unconsolidated affiliates	15	13
Depreciation, amortization and accretion	378	326
Amortization of financing costs and debt discounts	9	7
Amortization of intangibles and out-of-market contracts	101	88
Loss on debt extinguishment	5	—
Reduction in carrying amount of right-of-use assets	8	8
Changes in deferred income taxes	(2)	2
Changes in derivative instruments and amortization of accumulated OCI/OCL	(53)	22
Proceeds from transferable tax credits	282	—
Changes in other working capital	(74)	(76)
Net Cash Provided by Operating Activities	615	286
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	(226)	(211)
Acquisition of Drop Down Assets, net of cash acquired	(81)	(77)
Capital expenditures	(159)	(132)
Payments for equipment deposits and asset purchases from affiliate	(112)	—
Return of investment from unconsolidated affiliates	8	10
Investments in unconsolidated affiliates	(91)	—
Other	4	12
Net Cash Used in Investing Activities	(657)	(398)
Cash Flows from Financing Activities
(Distributions to) contributions from noncontrolling interests, net	(119)	380
Proceeds from the issuance of Class C common stock	50	—
Payments of dividends and distributions	(190)	(176)
Pro-rata distributions to CEG	—	(7)
Buyout of noncontrolling interest	(3)	—
Proceeds from the revolving credit facility	60	112
Payments for the revolving credit facility	(361)	—
Proceeds from the issuance of long-term debt	1,006	362
Payments of debt issuance costs	(27)	(7)
Payments for long-term debt	(647)	(498)
Other	(2)	(1)
Net Cash (Used in) Provided by Financing Activities	(233)	165
Net (Decrease) Increase in Cash, Cash Equivalents and Restricted Cash	(275)	53
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	818	733
Cash, Cash Equivalents and Restricted Cash at End of Period	$543	$786

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Six Months Ended June 30, 2026
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive (Loss) Income	Noncontrolling Interest	Total Stockholders’ Equity
Balances at December 31, 2025	$—	$1	$1,715	$213	$(5)	$3,887	$5,811
Net (loss) income	—	—	—	(163)	—	133	(30)
Unrealized gain on derivatives and changes in accumulated OCL, net of tax	—	—	—	—	5	5	10
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(64)	(64)
Distributions to noncontrolling interests, net of contributions, cash	—	—	—	—	—	(178)	(178)
Transfers of assets under common control	—	—	—	—	—	(1)	(1)
Cardinal Portfolio acquisition	—	—	—	—	—	2	2
Buyout of noncontrolling interest	—	—	2	—	—	(5)	(3)
Proceeds from the issuance of Class C common stock	—	—	50	—	—	—	50
Stock-based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(56)	—	(39)	(95)
Balances at March 31, 2026	—	1	1,768	(6)	—	3,740	5,503
Net income	—	—	—	122	—	100	222
Unrealized gain on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	9	10	19
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(62)	(62)
Distributions to noncontrolling interests, net of contributions, cash	—	—	—	—	—	(45)	(45)
Transfers of assets under common control	—	—	—	—	—	(81)	(81)
Non-cash adjustments for change in tax basis	—	—	12	—	—	—	12
Stock-based compensation	—	—	2	(1)	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	(52)	(4)	—	(39)	(95)
Other	—	—	—	—	—	(1)	(1)
Balances at June 30, 2026	$—	$1	$1,730	$111	$9	$3,622	$5,473

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Six Months Ended June 30, 2025
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interest	Total Stockholders’ Equity
Balances at December 31, 2024	$—	$1	$1,805	$254	$3	$3,501	$5,564
Net loss	—	—	—	(3)	—	(101)	(104)
Unrealized loss on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	(2)	(3)	(5)
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(2)	(2)
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	51	51
Transfers of assets under common control	—	—	(89)	—	(1)	79	(11)
Non-cash adjustments for change in tax basis	—	—	18	—	—	—	18
Stock-based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(51)	—	(36)	(87)
Other	—	—	—	—	—	(1)	(1)
Balances at March 31, 2025	—	1	1,735	200	—	3,484	5,420
Net income (loss)	—	—	—	30	—	(12)	18
Unrealized gain on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	(4)	(9)	(13)
Contributions from CEG, net of distributions, cash	—	—	—	—	—	46	46
Contributions from noncontrolling interest, net of distributions, cash	—	—	—	—	—	238	238
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(7)	(7)
Transfers of assets under common control	—	—	(93)	—	(6)	(8)	(107)
Non-cash adjustments for change in tax basis	—	—	27	—	—	—	27
Stock based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(51)	—	(38)	(89)
Other	—	—	—	(1)	—	2	1
Balances at June 30, 2025	$—	$1	$1,670	$178	$(10)	$3,696	$5,535

Appendix Table A-1: Three Months Ended June 30, 2026, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Flexible Generation	Renewables & Storage	Corporate	Total
Net Income (Loss)	$22	$55	$(47)	$30
Plus:
Income Tax Benefit	—	—	(3)	(3)
Interest Expense, net	7	62	30	99
Depreciation, Amortization, and ARO	28	168	—	196
Contract Amortization	4	48	—	52
Loss on Debt Extinguishment	—	3	—	3
Mark to Market (MtM) (Gain)/Loss on economic hedges	(16)	14	—	(2)
Transaction and integration costs	—	—	5	5
Other non-recurring	1	8	2	11
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	14	—	17
Non-Cash Equity Compensation	—	—	1	1
Adjusted EBITDA	$49	$372	$(12)	$409

Appendix Table A-2: Three Months Ended June 30, 2025, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Flexible Generation	Renewables & Storage	Corporate	Total
Net Income (Loss)	$(11)	$63	$(40)	$12
Plus:
Income Tax Expense	—	—	5	5
Interest Expense, net	8	44	23	75
Depreciation, Amortization, and ARO	28	135	—	163
Contract Amortization	4	41	—	45
Mark to Market (MtM) (Gain)/Loss on economic hedges	20	(7)	—	13
Transaction and integration costs	—	—	2	2
Other non-recurring	—	13	—	13
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	11	—	14
Non-Cash Equity Compensation	—	—	1	1
Adjusted EBITDA	$52	$300	$(9)	$343

Appendix Table A-3: Six Months Ended June 30, 2026, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Flexible Generation	Renewables & Storage	Corporate	Total
Net Income (Loss)	$20	$40	$(98)	$(38)
Plus:
Income Tax Benefit	—	—	(5)	(5)
Interest Expense, net	14	113	64	191
Depreciation, Amortization, and ARO	56	321	1	378
Contract Amortization	9	93	—	102
Loss on Debt Extinguishment	—	5	—	5
Mark to Market (MtM) (Gain)/Loss on economic hedges	(9)	(23)	—	(32)
Transaction and Integration costs	—	—	12	12
Other Non-recurring	2	18	2	22
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	6	23	—	29
Non-Cash Equity Compensation	—	—	2	2
Adjusted EBITDA	$98	$590	$(22)	$666

Appendix Table A-4: Six Months Ended June 30, 2025, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Flexible Generation	Renewables & Storage	Corporate	Total
Net Income (Loss)	$(9)	$(7)	$(76)	$(92)
Plus:
Income Tax Expense	—	—	5	5
Interest Expense, net	16	123	45	184
Depreciation, Amortization, and ARO	56	270	—	326
Contract Amortization	9	80	—	89
Mark to Market (MtM) (Gain)/Loss on economic hedges	18	6	—	24
Transaction and Integration costs	—	—	5	5
Other Non-recurring	—	28	—	28
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	6	19	—	25
Non-Cash Equity Compensation	—	—	1	1
Adjusted EBITDA	$96	$519	$(20)	$595

Appendix Table A-5: Cash Available for Distribution Reconciliation
The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to Cash from Operating Activities:

	Three Months Ended		Six Months Ended
($ in millions)	6/30/26	6/30/25	6/30/26	6/30/25
Adjusted EBITDA	$409	$343	$666	$595
Cash interest paid	(76)	(72)	(182)	(171)
Changes in prepaid and accrued liabilities for tolling agreements	(6)	(6)	(16)	(16)
Adjustments to reflect sale-type leases and payments for lease expenses	1	1	3	3
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(28)	(23)	(45)	(38)
Distributions from unconsolidated affiliates	6	5	15	13
Proceeds from transferable tax credits[3]	—	—	3	—
Changes in working capital and other	(92)	(57)	171	(100)
Cash from Operating Activities	214	191	615	286
Changes in working capital and other	92	57	(171)	100
Return of investment from unconsolidated affiliates	3	4	8	10
Net contributions (to)/from non-controlling interest[4]	(45)	(21)	(48)	(34)
Cash receipts from notes receivable	1	2	2	3
Maintenance capital expenditures	—	(8)	(5)	(9)
Principal amortization of indebtedness[5]	(98)	(81)	(165)	(139)
Cash Available for Distribution before Adjustments	167	144	236	217
Net impact of drop downs from timing of construction debt service	—	8	1	12
Cash Available for Distribution	$167	$152	$237	$229
3 2026 excludes $279 million of proceeds from tax credit transfers related to Pine Forest, which were primarily used to repay bridge loans.
4 2026 excludes $71 million of net distributions primarily related to Goat Mountain, Honeycomb, Pine Forest and Rosamond South I; 2025 excludes $369 million of net contributions related to Dan’s Mountain, Pine Forest and Rosamond South I.
5 2026 excludes $482 million primarily for the repayment of bridge loans in connection with Honeycomb and Pine Forest; 2025 excludes $247 million for the repayment of construction bridge loans in connection with Dan’s Mountain, Luna Valley, Pine Forest and Rosie South I, and $112 million for the refinancing of Buckthorn solar.

Appendix Table A-6: Six Months Ended June 30, 2026, Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in 2026:

Six Months Ended
($ in millions)	6/30/26
Sources:
Proceeds from issuance of long-term debt	$1,006
Net cash provided by operating activities	615
Proceeds from the revolving credit facility	60
Proceeds from the issuance of Class C common stock	50
Return of investments from unconsolidated affiliates	8

Uses:
Payments for long-term debt	$(647)
Payments for the revolving credit facility	(361)
Acquisitions, net of cash acquired	(226)
Payments of dividends and distributions	(190)
Capital expenditures	(159)
(Distributions to) contributions from noncontrolling interests, net	(119)
Payments for equipment deposits and asset purchases from affiliate	(112)
Investments in unconsolidated affiliates	(91)
Acquisition of Drop Down Assets, net of cash acquired	(81)
Payments of debt issuance costs	(27)
Other net cash outflows	(1)

Change in total cash, cash equivalents and restricted cash	$(275)

Appendix Table A-7: Adjusted EBITDA and Cash Available for Distribution Guidance

($ in millions)	Prior 2026 Full Year Guidance Range	2026 Full Year Guidance Range
Net Loss	(44) - (4)	(35) - 5
Income Tax Expense	5	(2)
Interest Expense, net	395	388
Depreciation, Amortization, Contract Amortization and ARO Expense	1,022	980
Adjustment to reflect CWEN share of Adjusted EBITDA in unconsolidated affiliates	59	58
Non-Cash Equity Compensation	4	4
Adjusted EBITDA	1,441 - 1,481	1,393 -1,433
Cash interest paid	(383)	(388)
Changes in prepaid and accrued liabilities for tolling agreements	(3)	(3)
Adjustments to reflect sale-type leases and payments for lease expenses	6	6
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(82)	(95)
Cash distributions from unconsolidated affiliates[6]	43	43
Cash from Operating Activities	1,022 - 1,062	956 - 996
Net distributions to non-controlling interest[7]	(149)	(134)
Cash receipts from notes receivable	13	6
Maintenance capital expenditures	(32)	(14)
Principal amortization of indebtedness[8]	(384)	(384)
Cash Available for Distribution	470 - 510	430 - 470
6 Distribution from unconsolidated affiliates can be classified as Return of Investment on Unconsolidated Affiliates when actuals are reported. This is below cash from operating activities
7 Includes tax equity proceeds and distributions to tax equity partners
8 Excludes maturities assumed to be refinanced

Non-GAAP Financial Information

EBITDA and Adjusted EBITDA

EBITDA, Adjusted EBITDA, and Cash Available for Distribution (CAFD) are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of non-GAAP financial measures should not be construed as an inference that Clearway Energy’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because Clearway Energy considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:
•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than Clearway Energy does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of Clearway Energy’s business. Clearway Energy compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, non-cash equity compensation expense, asset write offs and impairments; and factors which we do not consider indicative of future operating performance such as transition and integration related costs. The reader is encouraged to evaluate each adjustment and the reasons Clearway Energy considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future Clearway Energy may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, Management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, non-cash equity compensation expense, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Where references are pro forma, forward-looking, preliminary or prospective in nature, and not based on historical fact, the table set forth above does not provide a reconciliation. The Company could not provide such reconciliation without undue hardship because such EBITDA and Adjusted EBITDA numbers are estimations, approximations and/or ranges. In addition, it would be difficult for the Company to present a detailed reconciliation on account of many unknown variables for the reconciling items, including EBITDA. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Cash Available for Distribution

A non-GAAP measure, Cash Available for Distribution, or CAFD, is defined as of June 30, 2026 as Adjusted EBITDA plus cash distributions/return of investment from unconsolidated affiliates, cash receipts from notes receivable, cash distributions from noncontrolling interests, adjustments to reflect sales-type lease cash payments and payments for lease expenses, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata Adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, changes in prepaid and accrued capacity payments, and adjusted for development expenses. Management believes CAFD is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

We believe CAFD is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make quarterly distributions. In addition, CAFD is used by our management team for determining future acquisitions and managing our growth. The GAAP measure most directly comparable to CAFD is cash provided by operating activities.

However, CAFD has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. CAFD is a non-GAAP measure and should not be considered an alternative to cash provided by operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of CAFD are not necessarily comparable to CAFD as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash provided by operating activities.

Where references are pro forma, forward-looking, preliminary or prospective in nature, and not based on historical fact, the table set forth above does not provide a reconciliation. The Company could not provide such reconciliation without undue hardship because such EBITDA and Adjusted EBITDA numbers are estimations, approximations and/or ranges. In addition, it would be difficult for the Company to present a detailed reconciliation on account of many unknown variables for the reconciling items, including EBITDA. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.